UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point

Lincolnshire, IL 60069

(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, Alight Solutions LLC (“Alight Solutions”), a subsidiary of Alight, Inc. (the “Company”), entered into (i) an amended and restated employment agreement with Stephan Scholl, the Chief Executive Officer of Alight Solutions and the Company (the “Scholl Agreement”) and (ii) an employment agreement with Katie Rooney, the Chief Financial Officer of Alight Solutions and the Company (the “Rooney Agreement” and, together with the Scholl Agreement, the “Agreements”). The Scholl Agreement is intended to supersede Mr. Scholl’s existing employment agreement, which was entered into on April 8, 2020 and the terms of which are substantially similar to the terms of the Scholl Agreement. The Rooney Agreement is intended to supersede Ms. Rooney’s existing severance letter agreement with Alight Solutions, which was entered into on April 3, 2018.

The Scholl Agreement

Under the terms of the Scholl Agreement, Mr. Scholl will continue to serve as our Chief Executive Officer. His initial term of employment will be five years from the effective date of the Scholl Agreement, which term will automatically extend for successive one-year periods unless either party provides written notice not to extend the term. Mr. Scholl will receive a base salary of $800,000 per year, which may be increased (but not decreased) from time to time by our board of directors, and is eligible to receive an annual bonus targeted at 200% of his base salary.

The Scholl Agreement also provides that upon a “change in control” (as defined in the Scholl Agreement) of Alight Solutions, any initial equity-based incentive awards granted to Mr. Scholl in connection with the closing of the Company’s business combination on July 2, 2021 (the “Initial Grant”) will immediately vest in full, subject to Mr. Scholl’s continued employment on the date of such change in control. However, if Mr. Scholl’s employment is terminated by Alight Solutions without “cause” or by Mr. Scholl with “good reason” (as each term is defined in the Scholl Agreement), in either case, in the 6-month period prior to a change in control, Mr. Scholl will be deemed employed as of the date of the change in control purposes of vesting with respect to the Initial Grant.

Pursuant to the Scholl Agreement, Mr. Scholl is also entitled to (i) reimbursement by Alight Solutions for costs associated with his use of private aviation for business related purposes, in an amount up to an annual average of $6,700 per hour for up to 200 flight hours per year, and (ii) travel first class on any commercial flight for business purposes.

As more specifically described and set forth in the Scholl Agreement, Mr. Scholl is also eligible to receive severance benefits following certain terminations of his employment. Upon a termination of Mr. Scholl’s employment by us without “cause” or by Mr. Scholl for “good reason” (as each term is defined in the Scholl Agreement), Mr. Scholl will be entitled to receive the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims: (i) a severance payment, payable in equal installments over 24 months following termination and equal to two times the sum of: (A) his annual base salary (at the highest rate in effect in the 6-month period preceding his termination date) and (B) his average annual bonus over the two most recent full completed fiscal years immediately preceding the fiscal year in which his termination date occurs (and if he was not employed by us for two full fiscal years immediately preceding the year in which his termination date occurs, the amount will be based on his average annualized bonus received in respect of the fiscal years in which he was actually employed); (ii) a pro-rata portion of his annual bonus for the year in which the termination occurs based on actual results for such year; (iii) continued participation in our group health plan for up to 12 months following his termination date; and (iv) access to outplacement services for the 12-month period following his termination date.

The Rooney Agreement

Under the terms of the Rooney Agreement, Ms. Rooney will continue to serve as our Chief Financial Officer. Her initial term of employment will be three years from the effective date of the Rooney Agreement, which term will automatically extend for successive one-year periods unless either party provides written notice not to extend the term. Ms. Rooney will receive a base salary of $500,000 per year, which may be increased (but not decreased) from time to time by our board of directors, and is eligible to receive an annual bonus targeted at 100% of her base salary.

As more specifically described and set forth in the Rooney Agreement, Ms. Rooney is also eligible to receive severance benefits following certain terminations of her employment. Upon a termination of Ms. Rooney’s employment by us without “cause” or by Ms. Rooney for “good reason” (as each term is defined in the Rooney Agreement), Ms. Rooney will be entitled to receive the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims: (i) a severance payment, payable in equal installments over 24 months following termination and equal to two times the sum of: (A) her annual base salary (as in effect immediately prior to her termination date or immediately prior to any reduction if her termination is due to a reduction in base salary) and (B) her average annual bonus over the two most recent full completed fiscal years immediately preceding the fiscal year in which her termination date occurs; (ii) continued participation in our group health plan for up to 12 months following her termination date; and (iii) access to outplacement services for the 12-month period following her termination date.

The Agreements also subject Mr. Scholl and Ms. Rooney to certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation and non-disparagement covenants. The confidentiality and non-disparagement covenants have an indefinite term, and the non-competition and non-solicitation covenants each have terms effective both during the term of Mr. Scholl’s and Ms. Rooney’s employment and for two years following any termination of employment.

This summary of the Agreements does not purport to be complete and is qualified in its entirety by the text of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Amended and Restated Employment Agreement, dated as of August 18, 2021, by and between Alight Solutions LLC and Stephan Scholl.

10.2	Employment Agreement, dated as of August 18, 2021, by and between Alight Solutions LLC and Katie Rooney.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name: Paulette R. Dodson
Title: General Counsel and Corporate Secretary

Date: August 18, 2021